Exhibit 2.1
                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                            SHADOW WOOD CORPORATION,

                        ROBERT L. WRIGHT, MARK ARCHIBALD

                                       AND

                      MAGICWORKS ENTERTAINMENT INCORPORATED


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                               TABLE OF CONTENTS

Plan of Merger............................................................. 1

Terms of Merger............................................................ 1

Delivery and Exchange of Shares............................................ 5

Representations of MEI..................................................... 6

Representations of SWC, Wright and Archibald............................... 7

Effective Time; Closing.................................................... 10

Conditions Precedent to the Obligations of MEI............................. 11

Conditions Precedent to the Obligations of SWC............................. 13

Indemnification............................................................ 14

Nature and Survival of Representations..................................... 14

Documents at Closing....................................................... 14

Finder's Fees.............................................................. 16

Miscellaneous.............................................................. 16

Exhibit A - Certificate and Articles of Merger
Exhibit B - MEI Shareholder Schedule
Exhibit C - Investment Letter


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                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (hereinafter this "Agreement") is entered into effective as of this ______ day of July, 1996, by and among Shadow Wood Corporation, a Delaware corporation (hereinafter "SWC"); Robert L. Wright and Mark Archibald, as majority shareholders and sole officers and directors of SWC (hereinafter "Wright" and "Archibald" respectively); and Magicworks Entertainment Incorporated, a Florida corporation (hereinafter "MEI"). SWC and MEI are sometimes hereinafter collectively referred to herein as the "Constituent Corporations."

                                    RECITALS:

         WHEREAS, the boards of directors of SWC and MEI, respectively, deem it advisable and in the best interests of such corporations and their respective shareholders that MEI merge with and into SWC pursuant to this Agreement and the Certificate and Articles of Merger in the form attached hereto as Exhibit "A" and pursuant to applicable provisions of law (such transaction hereafter referred to as the "Merger");

         WHEREAS, SWC has an authorized capitalization consisting of 250,000,000 shares of $.0001 par value common stock ("SWC Common Stock"), of which 3,889,750 shares are issued and outstanding as of the date hereof; and MEI has an authorized capitalization consisting of 50,000,000 shares of common stock, $.001 par value ("MEI Common Stock"), of which 19,000,000 shares (excluding shares sold in the Private Placement described herein), are issued and outstanding as of the date hereof (the "MEI Historical Shares"). All of said MEI Historical Shares are owned by the shareholders of MEI as set forth on the attached Exhibit "B" (hereafter "MEI Historical Shareholders");

         NOW THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    AGREEMENT

         1. PLAN OF MERGER. The parties hereto do hereby agree that MEI shall be merged with and into SWC upon the terms and subject to the conditions set forth herein. It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

         2. TERMS OF MERGER. In accordance with the provisions of this Agreement and the requirements of applicable law, MEI shall be merged with and into SWC as of the Effective Time (as defined in Section 6 hereof), SWC shall be the surviving corporation in the Merger (hereinafter, the "Surviving Corporation") and the separate existence of MEI shall cease as of


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the Effective Time.  Consummation of the Merger shall be upon the following terms and subject to the following conditions:

         (a)  CORPORATE EXISTENCE

                  (1) From and after the Effective Time, SWC as the Surviving Corporation shall continue its corporate existence as a Delaware corporation and (i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; (iii) the title to any real estate vested by deed or otherwise, under the laws of any jurisdiction, in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; and (iv) all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

                  (2) From and after the Effective Time, (i) the Certificate of Incorporation and By-laws of SWC, as existing immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-laws of the Surviving Corporation subject to amendments adopted in the Certificate and Articles of Merger and any subsequent amendments; (ii) the members of the board of directors of MEI holding office immediately prior to the Effective Time shall become the members of the board of directors of the Surviving Corporation, each to serve subject to the Surviving Corporation's By-laws; (iii) the Surviving Corporation shall change its name to Magicworks Entertainment Incorporated; and (iv) all persons who hold executive offices of MEI at the Effective Time shall be elected by the board of directors of the Surviving Corporation to hold the same offices of the Surviving Corporation, each to serve subject to the Surviving Corporation's By-laws.

         (b)  PRE-MERGER EVENTS AND RECAPITALIZATIONS.

                  (1) Prior to Closing, MEI shall have received at least $10,000,000 in gross proceeds (the "Offering") from its private placement (the "Private Placement") of units (the "Units") of its securities, each Unit consisting of 5,000 shares of MEI Common Stock and an unsecured senior convertible note (the "Note" or "Notes"), in the principal amount of $12,500 as such securities are further described in MEI's Confidential Private Placement Memorandum dated June 6, 1996, together with all amendments thereof and supplements and exhibits thereto (the "Memorandum").

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                  (2) SWC shall have effectuated a recapitalization, including a
         12.1 to 1 reverse stock split (the "SWC Reverse Stock Split") and cancellation of certain shares by Wright and Archibald, wherein at or prior to the Effective Time, SWC shall have 311,180 shares of SWC
         Common Stock issued and outstanding and no other shares of capital stock or securities convertible into or exercisable for such capital stock issued or outstanding. All references hereinafter to SWC Common Stock shall give effect to the SWC Reverse Stock Split unless otherwise indicated.

         (c)  CONVERSION OF SECURITIES.

              As of the Effective Time each of the following shall occur without any action on the part of SWC, MEI or the holders of any of the securities of either of the Constituent Corporations:

                  (1) Each of the shares of MEI Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of SWC Common Stock. All such shares of MEI Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of
         Section 3 hereof, certificates evidencing such number of shares of SWC Common Stock into which such shares of MEI Common Stock were converted. The holders of such certificates previously evidencing shares of MEI Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of MEI Common Stock except the right to receive from SWC, after surrender of such certificates, shares of SWC Common Stock in accordance with this Section and as otherwise provided herein or by applicable law;

                  (2) Any shares of MEI Common Stock held in the treasury of MEI immediately prior to the Effective Time shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

                  (3) In fulfillment of the obligation of MEI to issue securities underlying the Units sold in the Private Placement to purchasers in the Private Placement, SWC shall issue on the terms and subject to the conditions set forth in the Memorandum: (a) shares of SWC Common Stock on the basis of one share for each share of MEI Common Stock sold in the Private Placement and (b) an unsecured senior convertible Note in the principal amount of $12,500 for each unsecured senior convertible note sold in the Private Placement. The terms of the Notes shall be as described in the Memorandum and in the form of such Notes as attached thereto as exhibits, and SWC hereby agrees to assume all responsibility, upon Closing, to implement the sinking fund and other arrangements as defined and contemplated in the Memorandum, including, without limitation, the obligation to issue SWC Common Stock in the event of conversion of the Notes or the obligation to issue redeemable common stock purchase warrants in the event

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         of prepayment of the Notes under certain circumstances set forth in the
         Memorandum. The Units and all securities underlying and issuable in connection with the Units are sometimes hereinafter referred to as the "Assumed Securities".

                  (4) Subject to completion of the Offering in the Private Placement, SWC shall, at Closing, issue to Capital Growth International, L.L.C. ("CGI") or its designees, after giving effect to the SWC Reverse Stock Split, 488,820 shares of SWC Common Stock and Placement Agent Warrants to purchase 500,000 shares of SWC Common Stock under the terms and conditions further described and defined in the Memorandum.

                  (5) The 311,180 shares of SWC Common Stock (after giving effect to the SWC Reverse Stock Split) previously issued and outstanding prior to the Merger will remain issued and outstanding;

                  (6) At Closing, there shall be no securities other than those described in the Memorandum or Exhibit "B", attached hereto and by this reference incorporated herein, that are convertible into or exercisable or exchangeable for shares of MEI Common Stock or SWC Common Stock.

         (d)  ASSUMPTION OF OBLIGATIONS.

                  As of the Effective Time:

                  (1) SWC shall assume all of MEI's obligations relating to the Assumed Securities, so that such obligations shall become obligations of SWC. Each Assumed Security shall continue to have, and be subject to, the same terms and conditions set forth in the Memorandum. SWC shall reserve for issuance the number of shares of SWC Common Stock that will become issuable upon the conversion, prepayment or exercise of such Assumed Securities pursuant to this Section 2(d);

                  (2) The Certificate and Articles of Merger shall amend the Certificate of Incorporation of SWC to (i) change its corporate name to Magicworks Entertainment Incorporated, (ii) authorize 5,000,000 shares of preferred stock, $.001 par value, to be issued in such series and with such rights, preferences and designations as determined by SWC's Board of Directors, and (iii) reduce the authorized shares of SWC Common Stock to 50,000,000 shares, $.001 par value.

                  (3) SWC shall assume all responsibilities to file one or more registration statements with the Securities and Exchange Commission (the "Commission") and applicable state agencies to register certain securities as described in the Memorandum.

                  (4) Subject to consummating the Offering and closing the Merger, SWC, to the extent agreed upon by MEI and CGI as described in the Memorandum, shall continue the Private Placement upon the terms and conditions set forth in the Memorandum.

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         (e)  OTHER MATTERS.

                  (1) Except for the recapitalization of SWC described in
         Section 2(b) hereof, including the SWC Reverse Stock Split, there shall be no stock dividend, stock split, recapitalization, issuance of, or exchange of shares with respect to or rights issued in respect of, SWC's capital stock after the date hereof and there shall be no dividends paid on SWC's capital stock after the date hereof, in each case through and including the Effective Time.

                  (2) MEI shall have received all requisite board of directors and shareholder approval of all matters set forth herein and no MEI Historical Shareholder shall have exercised any dissenters rights under applicable law.

                  (3) SWC shall have received all requisite board of directors and shareholder approval of the matters set forth herein and no SWC shareholder shall have exercised any dissenters rights under applicable law.

                  (4) Wright and Archibald do hereby agree, subject to the terms hereof, to respectively vote their shares of SWC Common Stock in favor of the Merger and the other matters described herein.

                  (5) To the extent any shareholder of either of the Constituent Corporations exercises dissenting shareholder rights, the parties hereto may elect by mutual consent to proceed with the Merger.

         3. DELIVERY AND EXCHANGE OF SHARES. At or as soon as practicable after the Effective Time:

                  (a) MEI will use its reasonable efforts to cause the MEI Historical Stockholders to surrender for cancellation certificates or instruments representing their shares of MEI Common Stock, against delivery of like securities of SWC for which the MEI securities are to be converted in the Merger. Until surrendered and exchanged as herein provided, each outstanding instrument which, prior to the Effective Time, represented a MEI security shall be deemed for all corporate purposes to evidence a like security of SWC into which the MEI security shall have been so converted.

                  (b) On or before Closing, SWC shall irrevocably direct its transfer agent to issue, as soon as practicable, all SWC Common Stock as described herein and such direction shall constitute delivery of such securities for purposes of completing the Private Placement and the Merger. At Closing, SWC shall deliver the Notes to the purchasers thereof in the Private Placement or shall cause the delivery of said Notes as soon as practicable after Closing.

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         4. REPRESENTATIONS OF MEI. MEI hereby represents and warrants as of the date hereof as follows, which warranties and representations shall also be true as of the Effective Time:

                  (a) Except as noted on Exhibit "B", the MEI Historical Stockholders listed on the attached Exhibit "B" are the sole owners of record and beneficially of the issued and outstanding shares of MEI Common Stock. MEI has no other shares of capital stock outstanding other than shares issued in the Private Placement.

                  (b) The issued and outstanding shares of MEI Common Stock are duly authorized, validly issued, fully-paid and nonassessable.

                  (c) The unaudited financial statements for the three months ended March 31, 1996 and 1995, and the audited financial statements as of December 31, 1994 and 1995 and for the years ended December 31, 1993, 1994, and 1995, of MEI which have been delivered to SWC (hereinafter collectively referred to as the "MEI Financial Statements") are complete in all material respects and fairly present the financial condition of MEI as of the respective dates thereof and the results of its operations for the periods covered, subject, in the case of the unaudited interim statements, to normal year-end audit adjustments. There are no material liabilities or obligations, either fixed or contingent, not disclosed in the MEI Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations in the ordinary course of business and obligations in respect of the Notes; and no such contracts or obligations in the ordinary course of business constitute liens or other liabilities which materially adversely alter the financial condition of MEI as reflected in the MEI Financial Statements. MEI has good title to all assets shown on the MEI Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances disclosed therein or of record. The MEI Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto).

                  (d) Except as described in the Memorandum, since March 31, 1996, there have not been any material adverse changes in the financial position of MEI except changes arising in the ordinary course of business, which changes will in no event materially and adversely affect the financial position of MEI.

                  (e) Except as described in the Memorandum, MEI is not a party to any material pending litigation or, to its best knowledge, any governmental investigation or proceeding, not reflected in the MEI Financial Statements, and to its best knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened or contemplated against MEI or respecting the transactions contemplated by this Agreement.

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                  (f) MEI is in good standing in its state of incorporation, and is in good standing and duly qualified to do business in each state where required to be so qualified except where the failure to so qualify would have no material adverse effect on MEI.

                  (g) MEI has filed (or, by the Effective Time, will have filed) all material tax returns (or extensions thereof) due or required to be filed prior to the Effective Time and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Effective Time.

                  (h) MEI is not materially in breach of any material agreement to which it is a party. MEI has previously given SWC copies or access thereto of all material written contracts, commitments and/or agreements to which MEI is a party including all relationships or dealings with related parties or affiliates

                  (i) MEI will have, at the Effective Time, only those subsidiary corporations described in the Memorandum.

                  (j) MEI has made and hereby agrees to make its corporate financial records, minute books, and other corporate documents and records available for review to present management of SWC prior to the Effective Time, during reasonable business hours and on reasonable notice.

                  (k) The execution of this Agreement does not, and the consummation of the transactions contemplated hereby, will not, materially violate or breach any material agreement or contract to which MEI is a party and has been duly authorized by all necessary corporate action on the part of MEI.

                  (l) MEI need not obtain the consent of any individual, firm, corporation, partnership, limited liability company, association, trust, estate, court, arbitrator, tribunal, governmental, quasi-governmental or public agency commission, board, bureau, instrumentality, authority or any other entity to enter into this Agreement or consummate the transactions contemplated hereby.

                  (m) All information regarding MEI which is set forth in the Memorandum is true, complete and accurate in all material respects as of the date of the Memorandum and the Effective Time.

         5. REPRESENTATIONS OF SWC, WRIGHT AND ARCHIBALD. SWC, Wright and Archibald hereby jointly and severally represent and warrant as of the date hereof as follows, each of which representations and warranties shall continue to be true as of the Effective Time:

                  (a) As of the Closing, the shares of SWC Common Stock to be issued and delivered hereunder and upon exchange, prepayment, exercise or conversion of any instrument delivered hereunder will, when so issued and delivered, constitute, duly

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         authorized, validly and legally issued shares of SWC Common Stock, fully-paid and nonassessable. All other securities of SWC to be delivered hereunder have been duly authorized and validly and legally issued.

                  (b) The copies of SWC's Certificate of Incorporation and By-laws heretofore delivered to MEI are true and complete copies of those documents as in effect as of the date hereof.

                  (c) SWC has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of SWC and duly approved by the shareholders of SWC and no other corporate proceedings on the part of SWC are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of SWC, Wright and Archibald enforceable against each of them in accordance with its terms. The execution and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which SWC, Wright or Archibald is a party or by which any of them or any of their assets is bound and will not violate any judgment, decree, order, writ, law, rule, statute, or regulation applicable to SWC, Wright or Archibald or their respective properties. The execution and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate or conflict with any provision of the Certificate of Incorporation or By-laws of SWC.

                  (d) SWC has delivered to MEI a true and complete copy of its
         (i) Annual Report on Form 10-K for the year ended December 31, 1995, as properly filed with the Securities and Exchange Commission, and (ii) its reports on Form 10-Q for the periods ended March 31, 1996, September 30, 1995, June 30, 1995, and March 31, 1995, as properly filed with the Securities and Exchange Commission. As of their respective dates, such reports (the "SWC Reports") did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading. The audited financial statements and unaudited interim financial statements included in such reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of SWC as of the dates thereof and the results of its operations and changes in financial position for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments. There are no liabilities or obligations of SWC, either fixed or contingent, not disclosed in the SWC Reports.

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                  (e) Since March 31, 1996, there have not been any material adverse changes in the condition, financial or otherwise of SWC, except payment of its ordinary routine expenses, which has not resulted in the creation of any debt, liability or other obligation of SWC. Except as expressly contemplated herein, since March 31, 1996, SWC has not (i) issued or sold, or agreed to issue or sell, any of its capital stock, options, warrants, rights or calls to purchase such stock, any securities convertible or exchangeable into such capital stock or other corporate securities, or effected any subdivision or other recapitalization affecting its capital stock; (ii) mortgaged, pledged or subjected to any lien, pledge, charge or other encumbrance any of its properties or assets or permitted any of its property or assets to be subjected to any lien, pledge, charge or other encumbrance; (iii) sold, assigned or transferred or agreed to sell, assign or transfer any of its assets; (iv) entered into any transaction; (v) declared, paid or set aside any dividends or distributions or payments on its capital stock, or redeemed or repurchased, or agreed to redeem or repurchase, any shares of its capital stock; (vi) made any loans or advances to any person, or assumed, guaranteed, endorsed, or otherwise become responsible for the obligations of any person; or (vii) incurred any indebtedness for borrowed money.

                  (f) SWC is not a party to or the subject of any pending litigation, claims, or governmental investigation or proceeding not reflected in the SWC Financial Statements or otherwise disclosed herein, and there are no lawsuits, claims, assessments, investigations, or similar matters, to the best knowledge of SWC, Wright and Archibald, threatened or contemplated against or affecting SWC, its properties or respecting the transactions contemplated by this Agreement.

                  (g) SWC is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse effect.

                  (h) SWC has filed all federal, state, county and local income, excise, property and other tax, governmental and/or related returns, forms, or reports, which are due or required to be filed by it prior to the date hereof and has paid all taxes, fees, or assessments which have or may become due pursuant to such returns or pursuant to any assessments received. SWC is not delinquent or obligated for any tax, penalty, interest, delinquency or charge.

                  (i) SWC's authorized capital stock consists of: (i) 250,000,000 shares of SWC Common Stock, $.0001 par value, of which 3,889,750 shares are presently issued and outstanding. These 3,889,000 outstanding shares shall be reduced on or before the Effective Date to 311,180 shares as the result of the SWC Reverse Stock Split, as provided herein. All outstanding shares of SWC Common Stock are duly authorized, validly issued, fully-paid and nonassessable. There are no existing options, calls,

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         warrants, preemptive rights or commitments of any character relating to the issued or unissued capital stock or other securities of SWC and no outstanding securities convertible into or exercisable for SWC Common Stock.

                  (j) The corporate financial records, minute books, and other corporate documents and records of SWC have been made and shall continue to be made available to MEI prior to and after the Effective Time.

                  (k) SWC has not breached, nor is there any pending, or to the knowledge of management, any threatened claim that SWC has breached, any of the terms or conditions of any agreements, contracts or commitments to which it is a party or by which it or its properties is bound. SWC hereby represents that it is not a party to any material agreement, contract or commitment, written or oral, other than appointment documents with its transfer agent, and that it has disclosed to MEI all relationships or dealings with related parties or affiliates.

                  (l) SWC need not obtain the consent of any individual, firm, corporation, partnership, limited liability company, association, trust, estate, court, arbitrator, tribunal, governmental, quasi-governmental or public agency commission, board bureau, instrumentality, authority or any other entity to enter into this Agreement or consummate the transactions contemplated hereby.

                  (m) SWC has complied with the provisions for registration, or exemption therefrom, under the Securities Act of 1933 and all applicable blue sky laws in connection with its initial public stock offering and all other sales by it of its securities. There are no outstanding, pending or threatened stop orders or other actions or investigations relating to any stock issuances by SWC.

                  (n) The SWC Common Stock is currently eligible for quotation on the NASD Electronic Bulletin Board and there are no stop orders in effect with respect thereto.

                  (o) All information regarding SWC which is set forth in the Memorandum or otherwise used in connection with the Private Placement is true, complete and accurate in all material respects as of the date of the Memorandum and the Effective Date.

                  (p) As of the Effective Time, SWC shall have no debts, liabilities, commitments or obligations except current expenses incurred in connection with the transactions contemplated by this Agreement. Such expenses will be handled in accordance with Section 13(l) hereof.

         6. EFFECTIVE TIME; CLOSING. Subject to the conditions precedent outlined herein, immediately after the closing of the Offering, which shall occur on such date as is mutually determined by MEI, SWC and CGI (subject to the terms and conditions of the Memorandum), SWC shall cause to be filed an executed copy of the Certificate and Articles of Merger with the

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appropriate offices of both the State of Delaware and the State of Florida at which time (the "Effective Time") the Merger shall become effective (the "Closing" or "Closing Date").

         7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF MEI. All obligations of MEI under this Agreement are subject to the fulfillment unless waived in writing by MEI prior to or at the Closing and/or the Effective Time, as the case may be, of each of the following conditions:

                  (a) The representations and warranties by or on behalf of SWC, Wright and Archibald contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true and correct in all material respects at the Effective Time and Closing as though such representations and warranties were made at and as of such times.

                  (b) SWC shall have performed and complied with all covenants, agreements, and conditions set forth in, and shall have executed and delivered all documents required by this Agreement to be performed or complied with or executed and delivered by it prior to or at the Effective Time and/or the Closing as the case may be.

                  (c) On or before the Effective Time, the shareholders of SWC shall have approved in accordance with applicable law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

                  (d) On or before the Effective Time, SWC shall have delivered certified copies of resolutions of the directors and shareholders of SWC approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable SWC to comply with the terms of this Agreement including the election of MEI's nominees to the board of directors of SWC and all matters outlined herein.

                  (e) At the Effective Time, the Merger shall be permitted by applicable state law and SWC shall have sufficient shares of its capital stock authorized to complete the Merger.

                  (f) At the Effective Time, Wright and Archibald shall have resigned in writing from their positions as directors and officers of SWC upon the election and appointment of the MEI nominees as directors and officers of SWC.

                  (g) At the Closing, all instruments and documents delivered to MEI pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for each of MEI and CGI.

                  (h) SWC shall have completed the recapitalization referred to in Section 2(b) hereof prior to Closing. At the Effective Time, SWC shall have authorized capital stock consisting of 50,000,000 shares of common stock with a par value of $.001 per share,

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

         and 5,000,000 shares of $.001 par value preferred stock to be issued with such rights and preferences as determined by the board of directors, none of which shall be issued and outstanding.

                  (i) The SWC Common Stock to be issued at Closing will be validly issued, nonassessable and fully-paid under Delaware law and will be issued in compliance with all applicable federal and state securities laws.

                  (j) Prior to the Effective Time, MEI shall have received the advice of its tax advisor that this transaction is a tax free reorganization as to MEI and the MEI shareholders.

                  (k) Prior to the Effective Time, MEI shall have received all approvals and consents from any and all parties necessary to consummate the transactions contemplated hereby and its shareholders.

                  (l) Prior to the Effective Time, SWC shall have delivered to MEI an opinion of its counsel dated as of the Closing Date to the effect that:

                           (i) SWC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                           (ii) This Agreement has been duly authorized,
                  executed and delivered by SWC and is a valid and binding obligation of SWC enforceable in accordance with its terms;

                           (iii) SWC through its board of directors and
                  stockholders has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, its performance under this Agreement and the consummation of the transactions contemplated hereby.

                           (iv) The documents executed and delivered to MEI
                  hereunder are valid and binding in accordance with their terms and vest in the shareholders of MEI, all right, title and interest in and to the shares of SWC's Common Stock and the Notes to be issued pursuant to Section 2 hereof, and the shares of SWC Common Stock when issued will be duly and validly issued, fully-paid and nonassessable; and

                           (v) The execution, performance and delivery of this
                  Agreement by SWC and the consummation of the transactions contemplated hereby do not conflict with the Certificate of Incorporation of SWC or its By-laws, or any agreement of which counsel is aware, or any law, rule, writ or decree of any government body, and there are no consents of any third party required in connection therewith except the approval of the Company's Board of Directors and shareholders.

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

                           (vi) SWC has the corporate power to execute, deliver
                  and perform its obligations under this Agreement.

                           (vii) Legal counsel for SWC is not aware of any
                  liabilities, claims or lawsuits involving SWC, or any of its assets or the transactions contemplated hereby.

                           (viii) In connection with the issuance of SWC
                  securities to persons who were purchasers in the Private Placement, the shares of SWC Common Stock issuable upon conversion of the Notes have been duly authorized for issuance and reserved by SWC and will, when issued and delivered, against payment of the consideration therefor, be validly issued and outstanding, fully-paid and nonassessable, and will not be subject to preemptive rights.

                           (ix) Upon filing the Certificate and Articles of
                  Merger with the Secretary of State of the State of Delaware and the Secretary of State of the State of Florida, the Merger will be effective under the laws of the States of Delaware and Florida in accordance with the terms of this Agreement.

      8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SWC. All obligations of SWC under this Agreement are subject to the fulfillment, unless waived by SWC prior to or at the Closing, of each of the following conditions:

                  (a) The representations and warranties by MEI contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true in all material respects at and as of the Closing as though such representations and warranties were made at and as of such time.

                  (b) MEI shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing;

                  (c) MEI shall deliver on behalf of the MEI Historical Shareholders, a letter commonly known as an "Investment Letter," in substantially the form attached hereto as Exhibit "C", acknowledging that the shares of SWC Common Stock are being acquired for investment purposes.

                  (d)  MEI shall have consummated the Offering.

                  (e) MEI shall deliver an opinion of its legal counsel to the effect that:

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

                           (i) MEI is a corporation duly organized, validly
                  existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material adverse impact on the company;

                           (ii) MEI has the corporate power to carry on its business as now being conducted; and

                           (iii) This Agreement has been duly authorized, executed and delivered by MEI.

         9. INDEMNIFICATION. For a period of two years from the Closing, SWC, Wright and Archibald agree to jointly and severally indemnify and hold harmless MEI, and MEI agrees to indemnify and hold harmless SWC, Wright and Archibald against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgments, costs and expenses including reasonable attorney's fees incident to any of the foregoing, resulting from any material misrepresentations made by an indemnifying party to an indemnified party, an indemnifying party's breach of covenant or warranty or an indemnifying party's nonfulfillment (unless waived in writing by the party claiming indemnification) of any agreement hereunder, or from any material misrepresentation in or omission from any certificate furnished or to be furnished hereunder.

         10. NATURE AND SURVIVAL OF REPRESENTATIONS. All representations, warranties and covenants made by any party in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby for two years from the Closing. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and not upon any investigation upon which it might have made or any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

         11. DOCUMENTS AT CLOSING. At the Closing, the following documents shall be delivered:

         (a) MEI will deliver, or will cause to be delivered, to SWC the following:

                           (i) a certificate executed by the duly designated
                  officers of MEI to the effect that all representations and warranties made by MEI under this Agreement are true and correct in all material respects as of the Closing, the same as though originally given to SWC on said date;

                           (ii) a certificate from the State of Florida dated at
                  or about the Closing to the effect that MEI is in good standing under the laws of said state;

                           (iii) Investment Letters in the form attached hereto
                  as Exhibit "C" executed by each MEI Historical Shareholder;

                           (iv) such other instruments, documents and
                  certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

                           (v) executed copies of the Certificate and Articles
                  of Merger shall have been delivered prior to Closing for filing on the date of Closing; and certified copies of resolutions by the shareholders and directors of MEI authorizing the transactions contemplated hereby;

                           (vi) the legal opinion required by Section 7(l)
                  hereof; and

                           (vii) all other items, the delivery of which is a
                  condition precedent to the obligations of SWC, as set forth herein.

         (b)  SWC will deliver or cause to be delivered to MEI:

                           (i) irrevocable instructions to its transfer agent to
                  issue certificates representing the Common Stock, and any other instrument, to be issued as a part of the Merger and as described in the Memorandum;

                           (ii) a certificate of the President and Secretary of
                  SWC to the effect that all representations and warranties of SWC, Wright and Archibald made under this Agreement are true and correct as of the Closing, the same as though originally given to MEI on said date;

                           (iii) certified copies of resolutions adopted by
                  SWC's board of directors and stockholders authorizing the Merger and all related matters;

                           (iv) certificate from the Secretary of State of the
                  State of Delaware dated at or about the Closing Date to the effect that SWC is in good standing under the laws of said state;

                           (v) the legal opinion of SWC's counsel as required by
                  Section 8(e) hereof;

                           (vi) such other instruments and documents as are
                  required to be delivered pursuant to the provisions of this Agreement;

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

                           (vii) written resignations of Wright and Archibald as the officers and directors of SWC; and

                           (viii) all other items, the delivery of which is a
                  condition precedent to the obligations of MEI, as set forth herein.

         12. FINDER'S FEES. SWC, Wright and Archibald, jointly and severally represent and warrant to MEI, and MEI represents and warrants to each of SWC, Wright and Archibald that none of them, or any party acting on their behalf, has incurred (other than the potential liability described under the heading "Legal Proceedings" in the Memorandum) any liabilities, either express or implied, to any "broker" of "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby. In this regard, SWC, Wright and Archibald and MEI, jointly and severally, on the one hand, and MEI on the other hand, will indemnify and hold the other harmless from any claim, loss, cost or expense whatsoever (including reasonable fees and disbursements of counsel) from or relating to any such express or implied liability.

         13. MISCELLANEOUS.

                  (a) FURTHER ASSURANCES. At any time, and from time to time, after the Closing Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

                  (b) WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

                  (c) TERMINATION. All obligations hereunder may be terminated at the discretion of either party's Board of Directors if (i) the conditions to such party's obligation to consummate the Merger specified in Sections 7 or 8, as the case may be, are not met by July 31, 1996, unless unanimously extended in the manner set forth in the Memorandum, or (ii) any of the representations, warranties, covenants or agreements made herein by the other parties hereto have been materially breached.

                  (d) AMENDMENT. This Agreement may be amended only in writing as agreed to by all parties hereto.

                  (e) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the following addresses:

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

                                       Magicworks Entertainment Incorporated
                                       Attn: Brad Krassner
                                       930 Washington Avenue
                                       Miami Beach, Florida 33139

                                       Shadow Wood Corporation
                                       Attn: Mark Archibald
                                       1288 East Malvern Avenue
                                       Salt Lake City, Utah 84106

                  (f) HEADINGS. The section headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (g) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (h) BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

                  (i) ENTIRE AGREEMENT. The Memorandum and Agreement and the attached Exhibits, including the Certificate and Articles of Merger attached hereto as Exhibit "A" constitute the entire agreement of the parties with respect to the subject matter hereof and the transactions contemplated hereby. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

                  (j)  TIME.  Time is of the essence.

                  (k) SEVERABILITY. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

                  (l) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  (m) ASSIGNMENT. The rights and obligations of the parties to this Agreement may not be assigned unless consented to in writing by the other party.

                  (n) FINANCIAL RESPONSIBILITY AND COSTS. If the Merger is consummated, all fees, expenses and out-of-pocket costs and expenses associated therewith shall be borne by the Surviving Corporation from the proceeds of the Private Placement. If the Merger is terminated prior to the Effective Time, all fees, expenses and out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses. The fees, expenses and costs of SWC shall not exceed $35,000 not including transfer agent fees and costs for printing new certificates, issuance of new certificates and mailing a post-closing letter to shareholders of the Surviving Corporation.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                       SHADOW WOOD CORPORATION

                                       By: ------------------------------------
                                           Robert L. Wright, President

                                       By: ------------------------------------
                                           Mark Archibald, Secretary/Treasurer

                                       By: ------------------------------------
                                           Robert L. Wright, Individually

                                       By: ------------------------------------
                                           Mark Archibald, Individually


                                       MAGICWORKS ENTERTAINMENT
                                       INCORPORATED

                                       By: ------------------------------------
                                           Brad L. Krassner,
                                           Co-Chairman of the Board

                                       By: ------------------------------------
                                           Joe Marsh,
                                           Co-Chairman of the Board


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